Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act of 1933 of MIND Technology, Inc. of our report dated April 6, 2021, relating to the consolidated financial statements of MIND Technology, Inc. as of January 31, 2021 and 2020, and for the years then ended, and to the reference to our firm under the heading “Experts” in the Amendment No. 1 to Registration Statement on Form S-1 (No. 333- 260486) and related prospectus.

/s/ Moss Adams LLP

Houston, Texas

November 8, 2021